UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2008
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 25, 2008, QLT USA, Inc., a Delaware corporation (“QLT USA”) and wholly-owned subsidiary of QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”), entered into a license agreement (the “License Agreement”) with Reckitt Benckiser Pharmaceuticals Inc., a Delaware corporation (“Reckitt”). Under the License Agreement, Reckitt received an exclusive license to QLT USA’s Atrigel® sustained release drug delivery technology, except for certain rights being retained by QLT USA and its prior licensees. Under the terms of the license agreement and related asset purchase agreement, QLT USA received an aggregate upfront payment of $25 million and may receive potential milestone payments of up to $5 million based on the successful development of two Atrigel-formulated products. As part of the transaction, Reckitt hired 18 employees from QLT USA and was assigned the lease for QLT USA’s corporate facility located in Fort Collins, Colorado.
     A copy of QLT’s press release, dated August 26, 2008, announcing the transactions with Reckitt is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     d) Exhibits

Exhibit No.	Description
99.1	Press release dated August 26, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
Date: August 29, 2008	By:	/s/ Cameron Nelson
Cameron Nelson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 26, 2008